UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 2003


                          Commission file number 1-5064


                                  Jostens, Inc.
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             (Exact name of Registrant as specified in its charter)


Minnesota                                                  41-0343440
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(State or other jurisdiction             (I.R.S. Employer Identification number)
 of incorporation organization)


5501 Norman Center Drive,
Minneapolis, Minnesota                                     55437
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(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code: (952) 830-3300

     Item 9. Regulation FD Disclosure

     Reference is made to the Registrant's Press Release, dated June 17, 2003, which is included herewith as Exhibit 99.1.

     Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit         Description
    ----------------------------------------------------------------------------
     99.1            Press release issued by Jostens on June 17, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  JOSTENS, INC.

Date:   June 17, 2003            /s/     Paula R. Johnson
                                 -----------------------------------------------
                                 Paula R. Johnson
                                 Vice President, General Counsel and
                                 Corporate Secretary

                                  EXHIBIT INDEX

     Exhibit       Description
    ----------------------------------------------------------------------------
     99.1          Press release issued by Jostens on June 17, 2003.

                                                                    Exhibit 99.1

                                                            Contact: Jack Larsen
                                                                  (952) 830-3381


     FOR IMMEDIATE RELEASE

     CSFB PRIVATE EQUITY TO ACQUIRE JOSTENS, INC. FROM INVESTCORP

     MINNEAPOLIS, MINNESOTA, JUNE 17, 2003 - Jostens, Inc., a leading provider of school-related affinity products and services including yearbooks, class rings and graduation products in North America, today announced that it has signed a definitive merger agreement under which DLJ Merchant Banking Partners III, L.P. and affiliated funds, each managed by CSFB Private Equity, will acquire Jostens for cash consideration of approximately $48 per common share. Jostens is currently 88% owned by Investcorp, a global investment group, its co-investors and MidOcean Partners. The transaction is expected to close by September 30, 2003.

     About  Investcorp

     Investcorp is a global investment group with offices in New York, London and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment. It was established in 1982 and has since completed transactions with an aggregate value of approximately $20 billion.

     In the United States, Investcorp and its clients currently own corporate investments that include Neptune and the recently acquired Aero Products International, PlayPower and MW Manufacturers. In Europe, Investcorp and its clients currently own corporate investments that include Avecia, Gerresheimer Glas AG and Welcome Break. Further information is available at www.investcorp.com.

     About CSFB Private Equity

     CSFB Private Equity, the global private equity arm of Credit Suisse First Boston, is the largest private equity manager in the world, with more than $28 billion of assets under management. CSFB Private Equity is comprised of investment funds that focus globally on leveraged buyouts, mezzanine, real estate and venture capital investments as well as primary and secondary purchases of interests in private investment funds. CSFB Private Equity includes the family of DLJ Merchant Banking funds and the Sprout funds as well as the Private Fund Group, which is dedicated to raising investment capital for global private investment firms. CSFB Private Equity maintains offices in New York, Los Angeles, Menlo Park, Chicago, San Francisco, Houston, London, Buenos Aires, Hong Kong and Tokyo.

     About Jostens

     Founded in 1897, Jostens is a provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliation. The company's products include yearbooks, class rings, graduation products, school photography, and awards for athletes and fans. For the year ended December 28, 2002, Jostens had net sales of $756 million, net income of $29.9 million and EBITDA (earnings before interest, taxes, depreciation and amortization) of $160.9 million.


Contacts:     CSFB                 Investcorp            Jostens, Inc.
              ----                 ----------            -------------
              Victoria Harmon      Todd Fogarty          Jack Larsen
              CSFB                 Kekst and Company     Jostens
              (212) 325-6914       (212) 521-4854        (952) 830-3381